SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                    _______________________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  July 14, 1995
                      (Date of earliest event reported)

                           COMMUNITY BANK SYSTEM, INC.
              (Exact name of registrant as specified in charter)

              Delaware               0-11716         16-1213679
    (State or other Jurisdiction   (Commission     (IRS Employer
          of incorporation)        File Number  Identification Number


                5790 Widewaters Parkway, DeWitt, New York  13214
             (Address of principal executive offices)  (Zip Codes)

                        Registrant's telephone number,
                     including area code:  (315) 445-2282

                                 Not Applicable
         (Former name or former address, if changed since last report)






                         This report contains 6 pages
                        Exhibit index located at page 6

Item 2.  Acquisition or Disposition of Assets

       On December 6, 1994, Community Bank System, Inc., DeWitt, New York ("Registrant"), a bank holding company owning 100 percent of the outstanding stock of Community Bank, N.A. ("Bank") and the Bank entered into a Purchase and Assumption Agreement ("the Agreement") with The Chase Manhattan Bank, N.A. ("Chase"). The Agreement provides for the acquisition of certain assets and the assumption of certain liablities by the Bank ("the Acquisition") relating to the 15 Chase branches located in Norwich, Watertown (two)
Boonville, New Hartford, Utica, Skaneateles, Geneva, Pulaski,
Seneca Falls, Hammondsport, Canton, Newark (two) and Penn Yan, New York ("the Chase Branches").

       On June 30, 1995, and July 10, 1995, the Registrant raised a total of approximately $27.5 million in capital (net of expenses) through the issuance of 862,500 shares of its $1.25 par value common stock priced at $24.25 and 90,000 shares of its $1.00 par value, $100.00 stated value, 9% cumulative perpetual preferred stock, pursuant to the Registrant's Registration Statement on Form S-2 (No. 33-58539) ("the Offerings"). All of the $27.5 million net proceeds of the stock issuance was contributed to the Bank as capital in anticipation of the Acquisition in order for the Bank and the Registrant to maintain adequate capitalization pursuant to applicable regulatory capital guidelines.

       On July 14, 1995, the Acquisition closed using a preliminary settlement based on deposit and loan balances and a premium payment of 8.25% on these deposits as of June 30, 1995. The Purchase and Assumption Agreement provides for a final settlement to occur within 60 days of the closing to reflect loan and deposit balances as of the closing date. It is not anticipated that the final settlement adjustments will be material. Based on the preliminary settlement information as of June 30, 1995, the Registrant's resulting pro forma Tier I leverage ratio as of that date would have been 5.24%.

       At the closing, the Bank assumed deposits, accrued interest and other liabilities totalling approximately $390.9 million. In addition, the Bank acquired certain small business and consumer loans totalling approximately $15.3 million, certain real property, furniture and equipment related to the branches for a purchase price of approximately $5.1 million and currency, coin and other assets totalling approximately $5.5 million. After paying a deposit premium of 8.25% on the deposits assumed totalling approximately $32.2 million, the Bank received approximately $332.8 million in cash from Chase as consideration for the net deposit liabilities assumed.

       The Chase Branches and deposits acquired in the Acquisition will be incorporated into the Bank's existing branch network. The Bank may, however, sell certain branch locations (including certain of the Chase Branches) and related deposits consistent with its overall business objectives. As of the date of this report, the Registrant has had substative discussions with potential purchasers, although no agreements to sell any branch locations or related deposits have been executed.

Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits

       (a)    Financial Statements of Business Acquired

              Not applicable.

       (b)    Pro Forma financial information

              The following Pro Forma financial information is filed herewith:

              - Community Bank System, Inc. Pro Forma Consolidated Statement of Condition as of March 31, 1995.

     The following unaudited pro forma consolidated balance sheet has been derived from the historical balance sheet of the Registrant, adjusted to give effect to the acquisition of selected assets and the assumption of selected liabilities in connection with the Acquisition, repayment of borrowings, and the issuance and sale of common stock and preferred stock through the Offerings as though such transactions had occurred on March 31, 1995. The unaudited pro forma consolidated balance sheet is not necessarily indicative of the financial position that would have been achieved had the transactions reflected therein occurred on such date. The pro forma adjustments with respect to the Acquistion reflect March 31, 1995 balances which are in accordance with the terms of the Purchase and Assumption Agreement and changed prior to the closing date in accordance with the terms of the Purchase and Assumption Agreement. The unaudited pro forma consolidated balance sheet also does not purport to project the balance sheet of the Registrant as of the period shown or for any future period.

PRO FORMA CONSOLIDATED STATEMENT OF CONDITION
Acquisition and Capitalization as if they occurred on March 31, 1995
(Unaudited)

                                                                      Pro Forma Adjustments
                                                                                      Offerings (2)     Pro Forma
                                                       As Reported     Acquisition (1)  and Other         Total
ASSETS
    Cash, cash equivalents and due from banks              $50,722        $385,258 (3)   ($133,032)       $302,948
    Investment securities (approximate market
      value of $391,124)                                   387,177                                         387,177
    Loans                                                  519,253          25,235                         544,488
    Less: Unearned discount                                 23,872                                          23,872
          Reserve for possible loan losses                   6,424                                           6,424
- -------------------------------------------------------------------------------------------------------------------
          Net loans                                        488,957          25,235                         514,192
    Premises and equipment,net                              10,652           5,314                          15,966
    Accrued interest receivable                              8,007             160                           8,167
    Intangible assets,net                                    5,987          37,197 (4)                      43,184
    Other assets                                             8,778                                           8,778
- -------------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                         $960,280        $453,164       ($133,032)     $1,280,412
===================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities:
   Deposits
    Noninterest bearing                                   $101,168         $41,183                        $142,351
    Interest bearing                                       621,213         409,693                       1,030,906
- -------------------------------------------------------------------------------------------------------------------
    Total deposits                                         722,381         450,876                       1,173,257

   Federal funds purchased                                  43,765                         (43,765)(5)           0
   Term borrowings                                         115,550                        (115,000)(5)         550
   Accrued interest and other liabilities                    9,621           2,288 (6)                      11,909
- -------------------------------------------------------------------------------------------------------------------
     Total liabilities                                     891,317         453,164        (158,765)      1,185,716
- -------------------------------------------------------------------------------------------------------------------
  Shareholders' equity:
    Preferred Stock                                                                          9,000           9,000
    Common stock                                             3,485                             938           4,423
    Surplus                                                 14,885                          15,795          30,680
    Undivided profits                                       51,768                                          51,768
    Unrealized net gains (losses) on available-
      for-sale securities                                   (1,172)                                         (1,172)
    Shares issued under employee stock plan-unearned            (3)                                             (3)
- -------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                              68,963                          25,733          94,696
- -------------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $960,280        $453,164       ($133,032)     $1,280,412
===================================================================================================================

The accompanying notes are an integral part of the pro forma consolidated financial statements.

Notes to Pro Forma Consolidated Statement of Condition (Unaudited)
March 31, 1995


(1) Reflects acquisition of Chase branches after giving effect to consummation of the transaction and related purchase accounting adjustments by the Company as if they occurred on March 31, 1995.

(2) Reflects the Common Stock offering of 750,000 shares at $25.50 per share; the Preferred Stock Offering of 90,000 shares at $100.00 per share, less estimated expenses of $2.4 million.

(3) Consideration received from Chase in connection with the Acquisition in accordance with the agreement.

(4) Includes core deposit value of $18.2 million to be amortized over 10 years using an accelerated method, and goodwill of $19.0 million to be amortized on a straight line basis over 25 years.

(5) Reflects repayment of FHLB borrowings, except $550,000 3-year term borrowing scheduled to mature in 1996.

(6) Reflects accrued interest payable of $1,957,520 and postretirement benefit obligations other than pensions of $331,200.


       (c)    Exhibits

              Exhibit Number              Description of Exhibit

                     2.1 Purchase and Assumption Agreement dated December 6, 1994 among the Bank, the Registrant and Chase, previously filed with the Commission on April 11, 1995 as Exhibit 10.01 to the Registrant's Registration Statement on Form S-2 (no. 33-58539), and incorporated herein by reference.

                     2.2 First Amendment dated April 4, 1995 to Purchase and Assumption Agreement among the Bank, the Registrant and Chase, previously filed with the Commission on April 11, 1995 as
                                          Exhibit 10.02 to the Registrant's
                                          Registration Statement on Form S-2
                                          (no. 33-58539), and incorporated
                                          herein by reference.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 28, 1995                      Commuity Bank System, Inc.


                                          By:  /s/ David G. Wallace
                                                     Treasurer